Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" and to the use of our report dated November 23, 2020 relating to the consolidated financial statements of Bunker Hill Mining Corp. in the Registration Statement (Form S-1) and the related Prospectus of Bunker Hill Mining Corp. dated December 16, 2020.

December 16, 2020

Mississauga, Canada

/s/ MNP LLP
Chartered Professional Accountants
Licensed Public Accountants